SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                February 22, 2000

                   ----------------------------------------


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                1-8002                       04-2209186
(State or other                      (Commission               (I.R.S. Employer
jurisdiction of incorporation        File Number)        Identification Number)
or organization)

81 Wyman Street,
P.O. Box 9046
Waltham, Massachusetts                                               02454-9046
(Address of principal executive offices)                             (Zip Code)




                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)

      This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in Thermo Electron Corporation's Amendment No. 1 to Registration Statement on Form S-4 [Reg. No. 333-35478] filed with the Securities and Exchange Commission on June 14, 2000. These include risks and uncertainties relating to: the Registrant's ability to complete its corporate reorganization, divestitures planned as part of the reorganization, integration of the Registrant's instrument businesses, issuance of significant amounts of additional shares as part of the reorganization, the need for a favorable ruling from the Internal Revenue Service regarding planned spin-offs of subsidiaries of the Registrant, liquidity and prospective performance of the subsidiaries to be spun off, guarantees of obligations of the subsidiaries to be spun off, volatility of the Registrant's stock price, goodwill acquired by the Registrant, uncertainties regarding internal revenue growth of the Registrant, the effect of exchange rate fluctuations on the Registrant's significant international operations, the need to develop new products and adapt to significant technological change, changes in governmental regulations, and dependence of demand on capital spending and government funding policies.

Item 5.  Other Events

      On February 22, 2000, the Registrant issued a press release regarding its financial results for the quarter and fiscal year ended January 1, 2000.
The press release stated as follows:

         Thermo Electron Reports Fourth Quarter and Year-End Earnings

WALTHAM, Mass., February 22, 2000 - Thermo Electron Corporation (NYSE-TMO) today reported its financial results for the 1999 fourth quarter and fiscal year, ended January 1, 2000. Results for 1999 and 1998 have been restated to exclude a number of businesses that have been classified as discontinued operations following Thermo Electron's recent reorganization announcement, which includes the divestiture of additional businesses with aggregate revenues of $1.2 billion and the spinoff of two companies totaling $565 million in revenues.

      For the fourth quarter of 1999, revenues from continuing operations were up 21 percent to $659.0 million, compared with $544.2 million a year ago. Income from continuing operations, excluding restructuring and nonrecurring charges in both periods, was $25.3 million for the 1999 quarter, versus $24.8 million in 1998, with diluted earnings per share of $.15 in both quarters. Including the earnings of the Thermo Fibertek and Medical Products spinoffs, diluted earnings per share from continuing operations would have increased 15 percent to $.23, from $.20 a year ago, on a pro forma basis.

      For the year, revenues from continuing operations were $2.5 billion in 1999, up 20 percent from $2.1 billion in 1998. Income from continuing operations in 1999, excluding restructuring and nonrecurring charges, was $96.3 million, or $.59 per diluted share, versus $115.0 million, or $.67 per diluted share, a year ago. Earnings for the year were primarily affected by a 24 percent decline in segment income at Thermo Ecotek. Although it is no longer a core business under the reorganization plan, Thermo Ecotek will be taken private and remain within Thermo Electron while the company continues to evaluate how to best exit the business while maximizing shareholder value.

      "While our financial picture for 1999 is complicated by the reorganization activities, presentation of the results in terms of continuing operations should provide a clearer view of the company as we move forward," said Richard F. Syron, chairman, president, and chief executive officer of Thermo Electron. "Last month, we introduced an aggressive plan to dramatically simplify Thermo Electron by focusing on our core instrument businesses, spinning off the Fibertek and Medical Products companies as dividends to Thermo Electron shareholders, and selling non-core businesses. Our objective is to unlock the shareholder value that exists within the company, but has been overshadowed in the past by the complexity of our structure.

      "Our goal is to complete this reorganization by the end of 2000. We realize that with a plan of this magnitude, it is critically important to keep shareholders informed of our progress. We invite you to refer to our Web site at Thermo.com, where we will periodically update our progress with the reorganization, beginning in March. While the reorganization team works diligently to execute the plan, my emphasis going forward will be on how we improve operations.

      "By channeling all of our resources toward the instrument markets, particularly those that offer higher opportunities for growth - such as life sciences and telecommunications - our goal is to accelerate our internal revenue growth rate to 10 percent over the next two years, and to further augment that growth with strategic acquisitions. I am confident that our solid base and leadership in the instrument industry, and the ability to redeploy more than $1 billion in proceeds from divestitures, will allow Thermo Electron to meet its goals for the future."

Measurement and Detection Instruments:  the new Thermo Electron
Revenues in this segment increased by 22 percent in 1999 due in large measure to the acquisition of Spectra-Physics AB last February. After a weak first half, the instrument businesses rebounded in the second half of the year, resulting in a slight increase in segment income over 1998, excluding restructuring and other nonrecurring items. Backlog at the end of 1999 rose 37 percent to $424.8 million, compared with year-end 1998. For the fourth quarter of 1999, segment revenues increased 23 percent and segment income was up 17 percent. Fourth quarter bookings for the segment increased 13 percent internally, and 38 percent overall. The book-to-bill ratio for the instrument businesses increased to 1.09 in the fourth quarter of 1999, versus .97 in 1998. Segment income margins for the quarter were 12.0 percent in 1999, and, excluding Spectra-Physics, were 12.9 percent, compared with 12.6 percent in 1998.

The life sciences, semiconductor, and telecommunications sectors were the primary drivers of internal growth in the fourth quarter. The company shipped its first orders for DASH, an automated system used to detect variations in gene sequences, and reported excellent sales of its rapid test kits for diagnosing flu. In addition, more than $15 million in orders were received for molecular beam epitaxy (MBE) systems used in high-volume production of critical components for cellular telephones and other high-speed wireless communications products.

Thermo Fibertek: future spinoff
While Thermo Fibertek's revenues were relatively flat year to year and operating income declined (excluding from both periods a business sold in early 1999 and restructuring and nonrecurring items), the second half of the year resulted in a 17 percent increase in bookings as paper recycling markets in North America and Asia began to show increased activity. The company recently announced more than $10 million in orders from four recycled-paper producers in China. Bookings of recycling systems in the fourth quarter of 1999 increased by 32 percent over 1998. Fourth-quarter results, excluding the items mentioned above, showed a slight increase in revenues and a 29 percent increase in operating income. Operating margins in the fourth quarter of 1999, excluding nonrecurring items, were 13.2 percent, compared with 10.7 percent in 1998. The company's Thermo Fibergen subsidiary continues to expand its line of consumer products based on recovered fiber and expects to begin shipping new fiber-based composite products in the second quarter of this year.

Medical Products: future spinoff
The businesses that will form the new Medical Products spinoff, Thermo Electron's and Thermedics' wholly owned medical operations, showed a 19 percent increase in revenues over last year and a 23 percent increase in operating income. These results, which are unaudited, include contributions from Erich Jaeger, GmbH, acquired last July. Jaeger's cardio-respiratory diagnostic and monitoring systems ideally complement the products provided by the existing respiratory group of companies. Growth was also fueled by sales of new intra-operative neurological monitoring systems and long-term epilepsy monitors, as well as the addition of an auditory products company. Bookings increased by 27 percent year to year. For the fourth quarter, revenues were up 46 percent and both operating income and net income rose 85 percent. Operating income margins grew to 13.0 percent in the fourth quarter of 1999, versus 10.3 percent a year ago.

Consolidated Statement of
Operations
                                     Three Months Ended    Twelve Months Ended
                                     ------------------    -------------------
(In thousands except per share       Jan. 1,     Jan. 2,    Jan. 1,     Jan. 2,
amounts)                               2000        1999       2000        1999
-------------------------------------------------------------------------------

Revenues (a)                        $658,985   $544,217  $2,471,193  $2,055,805
                                    --------   --------  ----------   ----------
Costs and Operating Expenses:
   Cost of revenues (b)              367,939    301,575   1,378,494   1,127,253
   Selling, general, and
     administrative expenses         174,574    147,610     673,004     543,226
   Research and development
     expenses                         45,271     33,293     171,100     128,021
                                    --------   --------  ----------  ----------
                                     587,784    482,478   2,222,598   1,798,500
                                    --------   --------  ----------  ----------

Operating Income Before Restructuring
  and Other Unusual (Costs)
  Income, Net                         71,201     61,739    248,595      257,305
Restructuring and Other Unusual
(Costs) Income, Net                  (5,091)         11   (149,589)     (23,583)
                                    --------   --------  ----------  ----------

Operating Income                      66,110     61,750     99,006      233,722
Gain on Issuance of Stock by
  Subsidiaries                             -          -          -       18,583
Interest Income                        9,644     17,250     43,915       78,313
Interest Expense                     (22,883)   (23,614)   (96,992)     (90,329)
Other Income (Expense), Net (c)        3,657      8,969     (8,443)      14,204
                                    --------   --------  ----------  ----------

Income from Continuing Operations
  Before Income Taxes, Minority
  Interest, and Extraordinary
  Items                               56,528     64,355     37,486      254,493
Income Tax Provision (d)              26,381     31,973     33,073      104,571
Minority Interest Expense (e)          7,857      7,548     18,993       35,246
                                    --------   --------  ----------  ----------

Income (Loss) from Continuing
  Operations Before Extraordinary
  Items                               22,290     24,834   (14,580)      114,676
Income (Loss) from Discontinued
  Operations [net of income taxes
  and minority interest of $9,025,
  $7,078, $(71,679), and $74,885]     22,228     11,931   (111,462)      66,785
Provision for Loss on Disposal of
  Discontinued Operations (net of
  income tax provision of $174,000)  (50,000)         -    (50,000)           -
                                    --------   --------  ----------  ----------
Income (Loss) Before Extraordinary
  Items                               (5,482)    36,765   (176,042)     181,461

Extraordinary Items (net of income
  taxes and minority interest
  of $900, $296, $900, and $470) (f)   1,469        276      1,469          440
                                    --------   --------  ----------  ----------

Net Income (Loss)                   $ (4,013)  $ 37,041  $ (174,573) $  181,901
                                    ========   ========  ==========  ==========

Earnings (Loss) per Share from
  Continuing Operations:
  Basic                             $    .14   $    .16  $     (.09) $      .71
                                    ========   ========  ==========  ==========
  Diluted                           $    .13   $    .15  $     (.11) $      .67
                                    ========   ========  ==========  ==========

Earnings (Loss) per Share:
  Basic                             $   (.03)  $    .23  $    (1.10) $     1.12
                                    ========   ========  ==========  ==========
  Diluted                           $   (.04)  $    .23  $    (1.13) $     1.08
                                    ========   ========  ==========  ==========

Weighted Average Shares:
   Basic                            $157,694   $158,801  $  157,987  $  161,866
                                    ========   ========  ==========  ==========
   Diluted                          $157,965   $159,000  $  157,987  $  162,973
                                    ========   ========  ==========  ==========

(a) The amount for the twelve months of 1999 has been reduced by $2.8 million relating to a dispute with a customer.

(b) Includes inventory and warranty provisions in connection with restructuring and related actions of $9.4 million and $8.6 million in the twelve months of 1999 and 1998, respectively.

(c)  Includes $19.1 million of unusual charges in the twelve months of 1999.

(d)  Includes $1.4 million of unusual charges in the twelve months of 1999.

(e) Includes $3.3 million of expense in 1998, related to gains on issuance of stock recorded by the company's majority-owned subsidiaries.

(f) Increased basic and diluted earnings per share by $.01 in the fourth quarter and twelve months of 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (a)   Financial Statements of Business Acquired: Not applicable.

         (b) Pro Forma Financial Information: Not applicable.

         (c) Exhibits: Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 14th day of June, 2000.


                                 THERMO ELECTRON CORPORATION

                                 By:    /s/ Theo Melas-Kyriazi
                                        -----------------------------
                                 Name:  Theo Melas-Kyriazi
                                 Title: Vice President and
                                        Chief Financial Officer